Exhibit 99.1

FOMO updates Acquisition of SST; non-dilutive financing term sheet signed; Conference in HersHey, pa scheduled FEBRUARY 2022

Chicago, IL, January 5, 2022 – FOMO CORP. (US OTC: FOMC), a technology business incubator, announces it has signed a $1 million dollar term sheet from an institutional investor for non-dilutive financing to close the planned acquisition of SMARTSolution Technology Inc. [“SST”] (https://smarterguys.com). Under the definitive agreement between the Companies, FOMO will issue SST’s owners one million Series B Preferred shares, issue three hundred million stock options for employees with a vesting schedule to be determined by FOMO and SST, and assume debt obligations for 100% ownership of the business. The funding will be used to refinance several hundred thousand dollars of bank debt and high interest credit lines and provide incremental capital for growth with upside expansion for SST’s needs or other FOMO acquisitions. SST currently has several six-figure contracts scheduled to be delivered in the first quarter of 2022 for sales and installations of collaborative audiovisual systems and integrated information sharing and presentation solutions, videoconferencing, and interactive meeting technology for K12 schools, colleges and universities and businesses.

As part of its strategy to cross-sell clean air, smart lighting and HVAC software and control systems, SST, along with FOMO subsidiaries IAQ Technologies LLC [“IAQ Tech”] (https://www.iaqtech.com) and Energy Intelligence Center [“EIC”] (https://energyintelligencecenter.com), will be working closely together and have committed to creating a strategy for offering a bundle of services and technologies to education and enterprise customers at the show and in the region.

Ed Tech Expo & Conference:

SST, IAQ Tech, and EIC will exhibit at the Pennsylvania Educational Technology Expo & Conference (PETE&C) February 6th – 9th at the Hershey Lodge, Hershey, PA. More information regarding booth exhibits and investor networking events will be provided before the PETE&C by SST and FOMO. To register for the event go to https://www.peteandc.org/.

The PETE&C (https://www.peteandc.org/index.cfm) is a statewide event that provides quality programs focused on technology in the educational field. Each year, hundreds of exhibitors showcase their latest technology products and services to the vast audience of teachers, administrators, technology directors, school board members and more.

Roadshow Planned:

FOMO CORP. will also soon announce an investor road show schedule, which may include video meetings based on the current pandemic wave. If you would like FOMO to visit near you or contact you, reach out to Madison Ryan, Vice President of Investor Relations, at ir@fomoworldwide.com.

About FOMO CORP.:

FOMO CORP. is a publicly traded company focused on business incubation and acceleration. The Company invests in and advises emerging companies aligned with a growth mandate. FOMO is developing direct investment and affiliations - majority- and minority-owned as well as in joint venture formats - that afford targets access to the public markets for expansion capital as well as spin-out options to become their own stand-alone public companies.

About SST:

SMARTSolution Technologies Inc. is a profitable Pittsburgh-based audio visual systems integration company that customizes presentation, teleconferencing and data conferencing systems for meetings, presentations, and instruction. SST supports hundreds of K12 schools, colleges and universities, and enterprises and has been in business since 1996.

About Energy Intelligence Center:

The Energy Intelligence Center, LLC is an energy services company uniquely positioned to provide energy efficiency, optimization, operations, and economic incentives for the optimization of building equipment, and management and automation systems.

About IAQ Technologies LLC:

IAQ Technologies LLC is dedicated to customer service and maintaining leading edge technology in the indoor environmental and building performance industries.

Forward Looking Statements:

Statements in this press release about our future expectations, including without limitation, the likelihood that FOMO CORP. will be able to meet minimum sales expectations, be successful and profitable in the market, bring significant value to FOMO CORP.’s stockholders, and leverage capital markets to execute its growth strategy, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. FOMO’s business strategy described in this press release is subject to innumerable risks, most significantly, whether the Company is successful in securing adequate financing. Additionally, although the Company has announced letters of intent to acquire additional companies, there is absolutely no assurances that any such transactions will result in a completed acquisition. No information in this press release should be construed in any form, shape, or manner as an indication of the Company’s future revenues, financial condition, or stock price.

Contact:

Madison Ryan

VP Investor Relations

(386) 287-6950
ir@fomoworldwide.com

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